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                                                                  Exhibit (a)(8)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. Social Security numbers (SSNs) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

----------------------------------------------------------------------------------------
For this type of account:                    Give the name and SSN of:
----------------------------------------------------------------------------------------
 1. Individual                               The individual

 2. Two or more individuals (joint account)  The actual owner of the account or, if combined funds, the first individual on the
                                             account/1/

 3. Custodian account of a minor (Uniform    The minor/2/
    Gift to Minors Act)

 4.a. The usual revocable savings trust      The grantor-trustee/1/
      (grantor is also trustee)

   b. So-called trust account that is not    The actual owner/1/
      a legal or valid trust under state
      law

 5. Sole proprietorship                      The owner/3/
----------------------------------------------------------------------------------------
For this type of account:                    Give the name and EIN of:
----------------------------------------------------------------------------------------
 6. Sole proprietorship                      The owner/3/

 7. A valid trust, estate, or pension trust  Legal entity/4/

 8. Corporate                                The corporation

 9. Association, club, religious,            The organization
    charitable, educational, or other tax-
    exempt organization

10. Partnership                              The partnership

11. A broker or registered nominee           The broker or nominee

12. Account with the Department of           The public entity
    Agriculture in the name of a public
    entity (such as a state or local
    government, school district, or prison)
    that receives agriculture program
    payments
----------------------------------------------------------------------------------------

/1/ List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

/2/ Circle the minor's name and furnish minor's SSN.

/3/ You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).

/4/ List first and circle the name of the legal trust, estate or pension trust.
    (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                              (continued on back)
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                                  (continued)
Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service, or by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding include the following:

  . An organization exempt from tax under section 501(a), any individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
  . The United States or any of its agencies or instrumentalities.
  . A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  . A foreign government or any of its political subdivisions, agencies or instrumentalities.
  . An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include the following:

  . A corporation.
  . A foreign central bank of issue.
  . A registered dealer in securities or commodities registered in the United
    States, the District of Columbia, or a possession of the United States.
  . A futures commission merchant registered with the Commodity Futures
    Trading Commission.
  . A real estate investment trust.
  . An entity registered at all times during the tax year under the
    Investment Company Act of 1940.
  . A common trust fund operated by a bank under section 584(a).
  . A financial institution.
  . A middleman known in the investment community as a nominee or custodian. . An exempt charitable remainder trust, or a non-exempt trust described in section 4947.

Payments Not Generally Subject to Backup Withholding

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.
  . Payments of patronage dividends where the amount renewed is not paid in money.
  . Payments made by certain foreign organizations.
  . Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CERTIFY THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYOR.

Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 604lA(a), 6045 and 6050A.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

  (1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  (2) Civil Penalty for False Information with respect to Withholder. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

  (3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.